                                                                EXHIBIT 10.5




                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             BAY COUNTRYBROOK L.P.

                               TABLE OF CONTENTS


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ARTICLE 1
         DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2
         ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.1         Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.2         Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.3         Registered Office and Agent; Principal Office  . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.4         Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.5         Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 3
         PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 3.1         Purpose and Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 3.2         Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 4
         CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.1         Capital Contributions of the Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.2         Issuances of Additional Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.3         General Partner's Mandatory Capital Contribution to Fund Unpaid Limited Partners'
                             Priority Returns and Discretionary Capital Contributions  . .  . . . . . . . . . . . . . . . .   16
         Section 4.4         No Guaranteed Payment Within The Meaning of Section 707(c) of the Internal Revenue Code. . . .   16
         Section 4.5         No Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 5
         DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 5.1         Requirement and Characterization of Distributions  . . . . . . . . . . . . . . . . . . . . . .   17
         Section 5.2         Amounts Withheld . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 6
         ALLOCATIONS OF PROFIT AND LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 6.1         Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 6.2         Profits, Losses and Distributive Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
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                                      (i)
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
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ARTICLE 7
         MANAGEMENT AND OPERATIONS OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 7.1         Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 7.2         Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 7.3         Restrictions on General Partner Authority  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 7.4         Reimbursement of the General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 7.5         Contracts with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 7.6         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 7.7         Liability of the General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 7.8         Other Matters Concerning the General Partner . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 7.9         Title to Partnership Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 7.10        Reliance by Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 7.11        General Partner's Capital Contribution to Fund the Contributor's
                             Prorations and Other Expenses under the Contribution Agreement . . . . . . . . . . . . . . . .   33

ARTICLE 8
         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 8.1         Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 8.2         Management of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 8.3         Outside Activities of Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 8.4         Return of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 8.5         Exchange Rights of Qualifying Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 8.6         Bay's Right to Call Limited Partnership Interests  . . . . . . . . . . . . . . . . . . . . . .   38
         Section 8.7         Other Exchanges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE 9
         BOOKS, RECORDS, ACCOUNTING AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 9.1         Records and Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 9.2         Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 9.3         Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE 10
         TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 10.1        Preparation of Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 10.2        Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 10.3        Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 10.4        Organizational Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 10.5        Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE 11
         TRANSFERS AND WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
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
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         Section 11.1        Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 11.2        Transfer of the General Partner Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 11.3        Limited Partners' Rights to Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 11.4        Substituted Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 11.5        Assignees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 11.6        Distributions to Limited Partnership Unit Holders  . . . . . . . . . . . . . . . . . . . . . .   46
         Section 11.7        General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE 12
         ADMISSION OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 12.1        Admission of Successor General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 12.2        Amendment of Agreement and Certificate of Limited Partnership  . . . . . . . . . . . . . . . .   48

ARTICLE 13
         DISSOLUTION, LIQUIDATION AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 13.1        Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 13.2        Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 13.3        Rights of Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 13.4        Notice of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 13.5        Termination of Partnership and Cancellation of Certificate of Limited Partnership  . . . . . .   51
         Section 13.6        Reasonable Time for Winding-Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 13.7        Waiver of Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE 14
         AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 14.1        Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 14.2        Meetings of the Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE 15
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 15.1        Addresses and Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 15.2        Titles and Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 15.3        Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 15.4        Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 15.5        Acknowledgment of Bay's Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 15.6        Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 15.7        Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 15.8        Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 15.9        Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 15.10       Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
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
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         Section 15.11       Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 15.12       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

EXHIBITS
- --------

Exhibit A  -  Partners Contributions and Partnership Interests
Exhibit B  -  Form of Notice of Exchange
Exhibit C  -  Form of Prospective Subscriber Questionnaire
Exhibit D  -  Form of Acknowledgment, Consent and Power of Attorney

APPENDICES
- ----------

Appendix A -     Registration Rights Agreement





                                      (iv)

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             BAY COUNTRYBROOK L.P.


         THIS AGREEMENT OF LIMITED PARTNERSHIP OF BAY COUNTRYBROOK L.P. (this "Agreement"), dated as of __, 1996, is entered into by Bay GP, Inc. a Maryland corporation (the "General Partner"), the Persons (as defined below) whose names are set forth on Exhibit A as attached hereto (as it may be amended from time to time) and Bay Apartment Communities, Inc., a Maryland corporation ("Bay") (for purposes of Articles 8 and 11 and 16.5 only).

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, and do hereby agree as follows:


                                   ARTICLE 1
                                 DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

         "Adjusted Capital Account" means, with respect to any Partner, such Partner's Capital Account maintained in accordance with Section 6.1 hereof, as of the end of the relevant fiscal year of the Partnership, after giving effect to the following adjustments:

                 A. Credit to such Capital Account that portion of any deficit Capital Account balance that such Partner is obligated to restore under the terms of this Agreement or any other document, such Partner's share of Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(1) and such Partner's share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

                 B. Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account as of the end of the relevant fiscal year of the Partnership.

         "Adjustment Factor" means 1.0; provided, however, that in the event Bay or its successors in interest (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares or
(iv) engages in any Transaction as defined in Article 11 hereof, the effect of which results in a change in the number of outstanding REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination. Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event; provided, however, that any Limited Partner may waive, by written notice to the General Partner and with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, the effect of any adjustment to the Adjustment Factor applicable to the Limited Partnership Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Limited Partnership Units.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

         "Agreed Value" means, in the case of any (i) one of the Contributed Properties, the fair market value of such property at the time of contribution as set forth on the Exhibit [-] attached hereto, and (ii) Partnership assets other than cash or the REIT Shares (which shall be valued as provided in Section 8.5 hereof) distributed to a Partner by the Partnership, the Partnership's Book Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such asset is subject at the time of distribution as determined under Code Section 752 and the Treasury Regulations thereunder.

         "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Assignee" means a Person to whom one or more Limited Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

         "Available Cash" means, with respect to any period for which such calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution to the Partnership pursuant to Sections 4.1, 4.3 or 8.5 hereof and excluding Terminating Capital Transaction proceeds) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines in its sole and absolute discretion such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

                 (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution and except to the extent taken into account in determining Capital Transaction Proceeds):

                          (i) all interest, principal and other debt payments made during such period by the Partnership,

                         (ii) all cash expenditures (including capital expenditures with respect to tangible and intangible assets) made by the Partnership during such period,

                        (iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii), and

                         (iv) the amount of any increase in reserves established during such period which the General Partner determines in its sole and absolute discretion are necessary or appropriate.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         "Bay" means Bay Apartment Communities, Inc., a Maryland corporation.

         "Book-Tax Disparity" means, with respect to any item of the Contributed Properties, as of the date of determination, the difference between the Book Value of such property and the adjusted basis of such property for federal income tax purposes.

         "Book Value" means, with respect to any of the Contributed Properties, the Agreed Value of such property reduced (but not below zero) by all Depreciation with respect to such property properly charged to the Partners' Capital Accounts and with respect to any other Partnership asset, the asset's adjusted basis for federal income tax purposes; provided, however, (a) the Book Value of all Partnership assets which may be adjusted in the event of a revaluation of Partnership assets in accordance with Treasury Regulations
Section 1.704(b)(2)(iv)(f), such fair market value as shall be determined by the General Partner in its reasonable judgment; (b) the Book Value of any Partnership asset other than cash distributed to any Partner shall be the fair market value of such asset on the date of distribution as determined by the General Partner in its reasonable judgment and (c) such Book Value of any Partnership asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Capital Contribution" means, with respect to any Partner, the aggregate amount of cash and fair market value of any property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.3 and 8.5 hereof, as reflected in Exhibit A hereto, which shall be appropriately amended from time to time.

         "Cash Amount" means the Value of a REIT Shares on the Valuation Date, plus the aggregate amount of any distributions owed to such Qualifying Party pursuant to Section 5.1 hereof with respect to each Limited Partnership Unit tendered which are owed but unpaid.

         "Cash Option" has the meaning set forth in Section 8.5.A.

         "Certificate" means the Certificate of Limited Partnership relating to the Partnership to be filed simultaneously herewith in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

         "Charter" means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Company" shall mean Bay GP, Inc., the General Partner of the Partnership.

         "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "Contributed Properties" shall mean the properties contributed to the Partnership by the Contributor.

         "Contribution Agreement" shall mean the Contribution Agreement dated the ____ of March, 1996, by and among Bay and the Contributor.

         "Contribution Date" shall mean the date of the contribution of the Contributed Properties to the Partnership.

         "Contributor" shall mean Countrybrook of Berryessa Associates, a California limited partnership.

         "Control" means the ability, whether through ownership of partnership interests, of voting securities, or otherwise, to direct the policies and management of any business entity.

         "Delivery Date" has the meaning set forth in Section 8.5.B.

         "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if an asset has a Book- Tax Disparity at the beginning of such year or other period (as a result of property contributions or adjustments to such values), Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner.

         "Exchange" has the meaning set forth in Section 8.5.A.

         "Exchange Right" has the meaning set forth in Section 8.5.A.

         "Exchange Shares" has the meaning set forth in Section 8.5.B hereof.

         "Family Member" means, with respect to any natural Person, such natural Person's spouse, children, grandchildren, parents, grandparents, aunts, uncles, nephews and nieces, any person who receives property pursuant to a testamentary transfer of such property or the entities in which all of the beneficial interests are held by such individuals.

         "Final Adjustment" has the meaning set forth in Section 10.3.B(2).

         "Fiscal Period" has the meaning set forth in Section 5.1.A.

         "General Partner" means the Company, in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

         "General Partner Priority Return" has the meaning set forth in the definition of "Priority Return."

         "General Partner Interest" means a Partnership Interest held by the General Partner, in its capacity as general partner.

         "Immediate Family" means, with respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

         "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) his status as the General Partner, or as a director, trustee or officer of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability) in its sole and absolute discretion.

         "Initial Limited Partners" shall mean Countrybrook of Berryessa Associates, a California limited partnership and the other Initial Limited Partners listed in Exhibit A.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "Investment Documents" shall have the meaning set forth in Section
11.4 hereof.

         "Limited Partner" shall mean each of the Initial Limited Partners in its capacity as an initial Limited Partner of the Partnership, or its successors as the Limited Partners of the Partnership, or any Substituted Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

         "Limited Partner Interest" means a Partnership Interest of the Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Limited Partnership Units" means the Limited Partnership Interests issued to the Initial Limited Partners.

         "Limited Partnership Unit Holders" has the meaning set forth in
Section 11.6.

         "Liquidating Event" has the meaning set forth in Section 13.1.

         "Liquidator" has the meaning set forth in Section 13.2.

         "Minimum Gain" shall have the meaning of such term as set forth in Treasury Regulations Section 1.704-2(d), and shall generally mean the amount by which the nonrecourse liabilities secured by any assets of the Partnership exceed the adjusted tax basis of such assets as of the date of determination.
A Partner's share of Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Treasury Regulations Section 1,704-2(g).

         "Notice of Exchange" has the meaning set forth in Section 8.5.A.

         "Ownership Limit" means the applicable restriction on ownership of shares of Bay imposed under its charter.

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

         "Partner Nonrecourse Debt" shall have the meaning of such term set forth in Treasury Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning of such term set forth in Treasury Regulations Section 1.704-2(i).

         "Partner Nonrecourse Deductions" means, the meaning of such term set forth in Treasury Regulations Section 1.704-2(i). Subject to the immediately preceding sentence, Partner Nonrecourse Deductions shall consist of, with respect to any partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)), the increase in Partner Nonrecourse Debt Minimum Gain during the tax year plus any increase in Partner Nonrecourse Debt Minimum Gain for a prior tax year which has not previously generated a Partner Nonrecourse Deduction hereunder. The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined hereunder.

         "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and restated, and any successor thereto.

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Percentage Interest" with respect to a Limited Partner means the amount determined by dividing such Limited Partner's Unrecovered Capital Amount by the aggregate Unrecovered Capital Amounts of all Limited Partners.

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

         "Priority Return" means with respect to any Limited Partner an annual rate of return of 7 1/2% on the Unrecovered Capital Amount of such Partner (the "Limited Partners Priority Return") and with respect to the General Partner an annual rate of return of 20% on the Unrecovered Capital Amount of the General Partner (the "General Partner Priority Return").

         "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this period, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

         (2) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code);

         (3) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;

         (4) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" herein;

         (5) In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Section 6.2.D hereof, Profit or Loss shall be recomputed without regard to such item; and

         (6) In the event of an adjustment of the Book Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Treasury Regulations
                 Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Profits or Losses pursuant to Section 6.2 hereof.

         "Qualified Assignee" has the meaning set forth in Section 11.5 hereof.

         "Qualifying Party" means (i) any Limited Partner; (ii) a Substituted Limited Partner; (iii) a Family Member who is the assignee in a permitted transfer under Section 11.3 hereof; or (iv) a Qualified Assignee.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust qualifying under Code
Section 856.

         "REIT Partner" means a Partner or Assignee that is, or has made an election to qualify as, a REIT.

         "REIT Share" means a share of Bay's Common Stock, par value $.01 per share, or a share of the common stock of a successor to Bay pursuant to a Transaction.

         "REIT Shares Amount" means a number of REIT Shares equal to the product of (i) the number of Tendered Units and (ii) the Adjustment Factor; provided, however, that if Bay issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling Bay's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Exchange and ending on the day immediately preceding the Specified Exchange Date, which Rights will not be distributed before the relevant Specified Exchange Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.

         "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the General Partner's or Bay's capital stock, as applicable, would be attributed to the first such Person under either Code
Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318 (as modified by Code 856(d)(5)).

         "Rights" has the meaning set forth in the definition of "REIT Shares Amount."

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Specified Exchange Date" means the date of receipt by Bay of a Notice of Exchange from a Qualifying Party pursuant to the terms and subject to the conditions set forth in Article 8 hereof.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owed, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

         "Tendered Units" has the meaning set forth in Section 8.5.A hereof.

         "Tendering Party" has the meaning set forth in Section 8.5.A hereof.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "Transaction" has the meaning set forth in Section 11.2 hereof.

         "Transfer," when used with respect to a Limited Partnership Unit or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, Transfer does not include (a) any Exchange of Limited Partnership Units by the Partnership, or acquisition of Tendered Units from the Limited Partners by the General Partner, pursuant to Section 8.5 hereof or (b) any exchange of Limited Partnership Units pursuant to Section 8.6 or Section 8.7 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

         "Unitholder" means the Holder of Limited Partnership Units.

         "Unrecovered Capital Amount" means with respect to the General Partner or a Limited Partner, the Capital Contribution of such Partner less (i) the aggregate distributions to such

Partner pursuant to Section 5.1.B(3) and (ii) with respect to any cash or other distributions made to such Partner or the transfer of REIT Shares to such Partner pursuant to the provisions of Article 8 hereof, an amount equal to the initial Unrecovered Capital Amount of such Partner (or Assignee, Qualified Assignee or Substituted Limited Partner), multiplied by a fraction the numerator of which is the aggregate number of Limited Partnership Units which have been transferred by such Partner (or Assignee, Qualified Assignee or Substituted Limited Partner) to the Partnership or the General Partner in exchange for such cash or REIT Shares and the denominator of which is the total number of Limited Partnership Units initially owned by such Limited Partner (or Assignee, Qualified Assignee or Substituted Limited Partner).

         "Valuation Date" means (a) the Specified Exchange Date or, if such date is not a Business Day, the immediately preceding Business Day or (b) in any other case, the date specified in this Agreement.

         "Value" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be the Closing price on the New York Stock Exchange, on such day.


                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

         Section 2.1      Formation

         The Partners hereby form a limited partnership under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         Section 2.2      Name

         The name of the Partnership shall be Bay Countrybrook L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         Section 2.3      Registered Office and Agent; Principal Office

         The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be 4800 Hampden Lane, Suite 500, Bethesda, MD 20814, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

         Section 2.4      Power of Attorney

         A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                 (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                 (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Limited Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

         Section 2.5      Term

         The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2095, unless, the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                   ARTICLE 3
                                    PURPOSE

         Section 3.1      Purpose and Business

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing.

         Section 3.2      Powers

         The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of Bay to continue to qualify as a REIT, (b) could subject the General Partner or Bay to any additional taxes under Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over its or Bay's securities or the General Partner, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE 4
                             CAPITAL CONTRIBUTIONS

         Section 4.1      Capital Contributions of the Partners

         At the time of the execution of this Agreement of Limited Partnership, the Partners shall make the Capital Contributions set forth in Exhibit A to this Agreement. The Limited Partners shall own Limited Partnership Units in the amounts set forth on Exhibit A. Except as provided in Sections 4.3, 8.5 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         Section 4.2      Issuances of Additional Partnership Interests

         The General Partner shall not cause the Partnership to issue additional Partnership Interests to the Partners or other Persons.

         Section 4.3 General Partner's Mandatory Capital Contribution to Fund Unpaid Limited Partners' Priority Returns and Discretionary Capital Contributions.

         If the Partnership is unable to pay the Limited Partners' Priority Returns in any given fiscal year of the Partnership, the General Partner shall make additional Capital Contributions to the Partnership to enable the Partnership to fund such unpaid Limited Partners' Priority Returns. Except as provided in this Section 4.3 and Section 8.5 the General Partner shall have no obligation to make Capital Contributions to the Partnership in excess of the amount set forth in Exhibit A. Notwithstanding the foregoing the General Partner shall have the right to make Capital Contributions to the Partnership in excess of the amount set forth in Exhibit A, and any such Capital Contributions shall be, as of the date contributed, included in the General Partner's Unrecovered Capital Amount.

         Section 4.4 No Guaranteed Payment Within The Meaning of Section 707(c) of the Internal Revenue Code.

         Notwithstanding the provisions of Section 4.3 the parties agree that neither the Limited Partners' Priority nor the General Partner's Priority is intended to be a guaranteed payment within the meaning of Section 707(c) of the Code.

         Section 4.5      No Preemptive Rights

         No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Interests.

                                   ARTICLE 5
                                 DISTRIBUTIONS

         Section 5.1      Requirement and Characterization of Distributions

         A. The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during each quarter or shorter period, (a "Fiscal Period") such distribution to be made within thirty (30) days after the end of each calendar quarter. Cash distributions pursuant to this Section 5.1 shall be made to the Partners who are Partners of record on the record date for the regular quarterly dividend paid by Bay to its shareholders for such quarter ("Partner Record Date") and such distribution shall be payable to Partners on the payment date for such dividend for such quarter. In the event that Bay does not declare a dividend with respect to any quarter, the Partner Record Date for such quarter shall be the last day of such quarter and such distribution shall be paid no later than the 20th day of the next following quarter. Such distributions shall be made to the Partners in accordance with the following order of priority:

                 (1) First, to the Limited Partners in proportion to the Limited Partners aggregate accrued and unpaid Priority Returns, until each Limited Partner has received an amount that, when aggregated with all previous distributions to such Limited Partner pursuant to this Section 5.1.A(1) and Section 5.1.A(3) below is equal to (but not in excess of) the sum of such Limited Partners' aggregate accrued but unpaid Priority Returns, plus for any and all accrued but unpaid Priority Returns for all previous Fiscal Periods, interest thereon compounded quarterly at 7 1/2%;

                 (2) Second, to the General Partner until the General Partner has received an amount that, when aggregated with all previous distributions to the General Partner pursuant to this Section 5.1.A(2) is equal to (but not in excess of) the sum of the General Partner's aggregate accrued but unpaid Priority Return, plus for any and all accrued but unpaid Priority Returns for all previous Fiscal Periods, interest thereon compounded quarterly at 20%;

                 (3) Thereafter, 99% to the General Partner and 1% in the aggregate and among the Limited Partners in proportion to the Percentage Interests of the Limited Partners.

         B. Terminating Capital Transaction Proceeds shall be distributed to the Partners to the extent determined in the sole and absolute discretion of the General Partner. Distributions of Terminating Capital Transaction Proceeds shall be made to those Partners who are

Partners on the date of the Terminating Capital Transaction in accordance with the following order of priority:

                 (1) First, to the Limited Partners in proportion to the Limited Partners aggregate accrued and unpaid Priority Returns, until each Limited Partner has received an amount that, when aggregated with all previous distributions to such Limited Partner pursuant to Sections 5.1.A(1) and (3) and this
                          Section 5.1.B(1), is equal to (but not in excess of) the sum of such Limited Partners' Priority Returns, plus for any and all accrued but unpaid Priority Returns for all previous Fiscal Periods, interest thereon compounded quarterly at 7 1/2%;

                 (2) Second, to the General Partner until the General Partner has received an amount that, when aggregated with all previous distributions to the General Partner pursuant to 5.1.A(2) and this Section 5.1.B(2) is equal to (but not in excess of) the sum of the General Partner's aggregate accrued but unpaid Priority Returns, plus for any and all accrued but unpaid Priority Returns for all previous Fiscal Periods, interest thereon compounded quarterly at 20%;

                 (3) Third, to the Partners in proportion to their Unrecovered Capital Amounts until the Partners have received an aggregate amount equal to their aggregate Unrecovered Capital Amounts; and

                 (4) Thereafter, 1% to the Limited Partners in proportion to their Percentage Interests and 99% to the General Partner.

         Section 5.2      Amounts Withheld

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

                                   ARTICLE 6
                         ALLOCATIONS OF PROFIT AND LOSS

         Section 6.1      Capital Accounts.

         A. The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). Subject to the immediately preceding sentence, the Capital Account of each Partner shall be credited with
(i) the amount of all Capital Contributions made to the Partnership by such Partner in accordance with this Agreement; plus (ii) all income and gain of the Partnership allocated to such Partner pursuant to Article 6 hereof (including for purposes of this Section 6.1 income and gain exempt from tax); and shall be debited with the sum of: (x) all losses or deductions of the Partnership allocated to such Partner pursuant to Article 6 hereof, (y) such Partner's distributive share of expenditures of the Partnership described in Code Section 705(a)(2)(B), and (z) all cash and the Agreed Value of any property actually distributed or deemed distributed by the Partnership to such Partner pursuant to the terms of this Agreement. Any reference in any section or subsection of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

         B. The foregoing provisions of this Section 6.1 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Partners' Capital Accounts are computed hereunder in order to comply with such Treasury Regulations, the General Partner may make such modification if such modification will not have any effect whatsoever on the amount distributable to any Partner under the terms of this Agreement and the General Partner notifies the Limited Partners in writing of such modification prior to making such modification.

         Section 6.2      Profits, Losses and Distributive Shares.

         A. Operating Profits. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, Profits in each fiscal year of the Partnership shall be allocated in the following order:

                 (1) First, to each Partner in proportion to the cumulative Losses allocated to such Partner under
                          Section 6.2.B hereof, until the cumulative Profits allocated to such Partner under this Section 6.2.A(1) equal the cumulative Losses allocated to such Partner under Section 6.2.B hereof;

                 (2) Second, to each Limited Partner in the amount, if any, that the cumulative prior and concurrent distributions of the Limited Partner's Priority
                          Return pursuant to Section 5.1.A(1) hereof exceeds the cumulative amounts of Profits previously allocated to such Partner pursuant to this Section 6.2.A(2), and among the Limited Partners in proportion to such amounts;

                 (3) Third, to the General Partner in the amount, if any, that the cumulative prior and concurrent distributions of the General Partner's Priority Return pursuant to Section 5.1.A(2) hereof exceeds the cumulative amounts of Profits previously allocated to the General Partner pursuant to this
                          Section 6.2.A(3); and

                 (4) Thereafter, 99% to the General Partner and 1% to the Limited Partners in the aggregate and among the Limited Partners in proportion to their respective Percentage Interests.

         B. Operating Losses. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Section 6.2.D and E hereof, Losses in each fiscal year of the Partnership shall be allocated in the following order:

                 (1) First, to and among those Partners having positive balances in their Capital Accounts, in proportion to and to the extent of, such positive Capital Account balances; and

                 (2) Thereafter, 99% to the General Partner and 1% to the Limited Partners in the aggregate and among the Limited Partners in proportion to their respective Percentage Interests.

         C. Profits and Losses From Terminating Capital Transaction. Notwithstanding anything contained in Sections 6.2.A and B hereof, after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, all items of Partnership Profits and Losses arising from a Terminating Capital Transaction shall be allocated among the Partners so as to insure to the maximum extent possible that, after giving effect to the allocation of such Profits and Losses in the Capital Accounts of the Partners, the Capital Account balance of each Partner is positive in the amount of cash that such Partner is required to receive pursuant to Section 5.1.B from such Terminating Capital Transaction.

         D. Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

                 (1) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain during any tax year or other period for which allocations are made, the Partners will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Minimum Gain during such tax year or other period determined in accordance with Treasury Regulations
                          Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704- 2(j)(2)(i). This Section 6.2.D(1) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations
                          Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Treasury Regulations Sections 1.704-2(f)(2) and (3).

                 (2) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section
                          6.2 (other than Section 6.2.D(1) which shall be applied before this Section 6.2.D(2)), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any tax year or other period for which allocations are made, each Partner with a share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to the Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulation 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section 6.2.D(2) is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulations Section 1.704-(f)(2) and (3) to the extent such exception apply to Treasury Regulations Section 1.704-2(i)(4).

                 (3) Qualified Income Offset. A Partner who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), respectively, will be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for the relevant tax year) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this Section 6.2.D(3) shall be made only to the extent that such Partner would have an Adjusted

                          Capital Account Deficit after all other allocations provided for in Section 6.2 have been made in the first instance without regard to this Section 6.2.

                 (4) Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

                 (5) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2) (iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations
                          Section 1.704-1(b)(2)(iv)(m).

                 (6) Depreciation Recapture. In the event there is any recapture of Depreciation or investment tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such Depreciation or investment tax credit was allocated.

                 (7) Interest In Partnership. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss (or item of Profit or Loss) will be made to a Partner if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3) or 1.704-1(b)(4)(iv).

         E. Curative Allocations. The allocations set forth in Sections 6.2.D(1) through (5) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items among the Partners in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under Section 5.1 hereof, but for application of the Regulatory Allocations. In general, such reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner may accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

         F. Tax Allocations - Code Section 704(c). Notwithstanding anything contained in this Agreement to the contrary, taxable income, gain, loss, and deduction with respect to any Partnership property (including, but not limited to, the Contributed Properties) that is subject to Code Section 704(c), the Treasury Regulations thereunder and/or Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be determined and allocated among the Partners, and the Capital Accounts of the Partners shall be determined, in accordance with such Code Section and/or the Treasury Regulations, as the case may be. The General Partner hereby agrees that the Partnership shall elect the traditional method under Treasury Regulation Section 1.704-3(b) to eliminate the Book-Tax Disparity with respect to the Contributed Properties, and such election shall be binding on all of the Partners.

         G. Other Allocation Rules. The following rules will apply to the calculation and allocation of Profits, Losses and other items:

                 (1) Unless otherwise determined by the General Partner, for purposes of determining the Profits, Losses or any other item allocable to any period, Profits, Losses and other items will be determined on a daily basis under Code Section 706 and the related Treasury Regulations.

                 (2) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and other allocations not provided for in this Agreement will be divided among the Partners in the same proportions as they share Profits and Losses, provided that any credits shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

         H. Partner Acknowledgment. The Partners agree to be bound by the provisions of this Section 6.2 in reporting their shares of Partnership income, gain, loss, deduction and credit for income tax purposes.

          I.     Regulatory Compliance.  The foregoing provisions of this
Section 6.2 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         J. Effect of Treasury Regulations; Liquidation. In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g),
distributions shall be made pursuant to Section 5.1.B. If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations), such Partner shall have no obligation to make any contribution to the capital of the Partnership. In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but there has been no dissolution of the Partnership, then the Partnership assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. In the event of such a liquidation there shall be deemed to have been a distribution of Partnership assets in kind to the Partners in accordance with their respective Capital Accounts followed by a recontribution of the Partnership assets by the Partners also in accordance with their respective Capital Accounts.


                                   ARTICLE 7
                     MANAGEMENT AND OPERATIONS OF BUSINESS

         Section 7.1      Management

         A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
                          Section 7.3 hereof);

                (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

                (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owed by the Partnership or any Subsidiary of the Partnership;

                (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

                (9) the collection and receipt of revenues and income of the Partnership;

               (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

               (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

               (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

               (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

               (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the

                          Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

               (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

               (19) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

               (20) the issuance of additional Partnership Interests, as appropriate, in connection with additional Capital Contributions by Partners pursuant to Article 4 hereof.

         B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         D. Except as provided in Section 7.3, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.3.

         Section 7.2      Certificate of Limited Partnership

         The General Partner shall file, simultaneously herewith, the Certificate with the Secretary of State of Delaware as required by the Act.
The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

         Section 7.3      Restrictions on General Partner Authority

         A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement.

         B. Except as provided in Article 11 or 13 hereof or to the extent that the transaction is treated as a wholly tax-free exchange with no boot under Code Section 1031, the General Partner shall not, prior to April 1, 2002,
(i) cause the Partnership to engage in a sale or exchange with respect to any Contributed Properties (including by way of taxable merger, consolidation or other combination with any other Person), (ii) cause a tax termination of the Partnership within the meaning of Section 708(b)(1)(B) of the Code; or (iii) fail to maintain an amount of non-recourse debt secured by the Contributed Properties which is at least equal to the principal amount of the non-recourse debt secured by the Contributed Properties on the Contribution Date, less regularly scheduled principal payments.

         C. The General Partner agrees that neither it nor any other Person who may be related to the General Partner under Regulation Section 1.752-4(b) will purchase or otherwise acquire the non-recourse debt secured by the Contributed Properties such that such non-recourse debt will become Partner Nonrecourse Debt.

         Section 7.4      Reimbursement of the General Partner

         A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership;

         Section 7.5      Contracts with Affiliates

         A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

         C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or enter into any other transaction with the Partnership except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

         D. The General Partner and its Affiliates may perform services to the Partnership and shall be entitled to receive compensation therefore determined on an arms length, fair market value basis.

         Section 7.6      Indemnification

         A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section
7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

         B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

         C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

         D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. The provisions of this Section 7.6 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.7      Liability of the General Partner

         A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

         B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and its shareholder collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         D. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.8      Other Matters Concerning the General Partner

         A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Subject to any agreements entered into by a General Partner or its Affiliates with the Partnership or any of its Subsidiaries, the General Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of the General Partner or its Affiliates. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

         Section 7.9      Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         Section 7.10     Reliance by Third Parties

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


         Section 7.11 General Partner's Capital Contribution to Fund the Contributor's Prorations and Other Expenses under the Contribution Agreement.

         The General Partner's Capital Contribution made at the time of the execution of this Agreement (pursuant to Section 4.1) shall be used by the General Partner to fund (i) the Contributor's prorations described in Article 6 of the Contribution Agreement, (ii) the brokerage commission described in
Section 9.1 of the Contribution Agreement, (iii) the Contributor's expenses described in Section 9.4 of the Contribution Agreement, (iv) the Contributor's title insurance, survey and UCC costs as described in Section 9.5 of the Contribution Agreement, (v) any other adjustments which are the responsibility of the Contributor under the Contribution Agreement, (vi) all obligations of Bay Countrybrook under the Contribution Agreement and (vii), to the extent there shall be funds remaining, shall be used by the General Partner for any other purpose in accordance with the terms of this Agreement.


                                   ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 8.1      Limitation of Liability

         Subject to any separate agreements entered into between the Limited Partners and the Partnership or its Affiliates, the Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

         Section 8.2      Management of Business

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         Section 8.3      Outside Activities of Limited Partners

         Subject to any agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner (other than the Company) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the Company) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

         Section 8.4      Return of Capital

         No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly provided in this Agreement, including any amendments hereto in accordance with Section 12.2, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

         The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

         Section 8.5      Exchange Rights of Qualifying Parties

         A. After ninety 90 days following the Closing Date (as that term is defined in the Contribution Agreement), a Qualifying Party shall have the right (the "Exchange Right") (subject to the terms and conditions set forth herein) to require (except as set forth in Section 8.5.B hereof) the Partnership to redeem all or a portion of the Limited Partnership Units held by the Qualifying Party (such Limited Partnership Units being hereinafter call "Tendered Units") in exchange for the Cash Amount multiplied by the REIT Shares Amount with respect to the Tendered Units (the "Cash Option"), which product shall be due and shall be paid within fifteen (15) Business Days following the Specified Exchange Date relating to such Tendered Units. In such event, Bay shall contribute to the General Partner, and the General Partner shall contribute to the Partnership such Cash Amount, and the Tendering Party's Tendered Units shall be redeemed in exchange for such Cash Amount in the following manner and with the following consequences: such redemption, to the extent it does not represent distributions required to be paid pursuant to
Section 5.1 hereof which are owed but unpaid, shall be treated as a distribution to such Limited Partner which reduces such Limited Partner's Unrecovered Capital Amount as of the date of the redemption by the amount set forth in the definition of Unrecovered Capital Amount in Article 1 hereof, and the amount of the actual cash contribution shall be added to the General Partner's Unrecovered Capital Amount as of the date of the contribution.

         Any such exchange or redemption shall be exercised pursuant to a notice of exchange (which notice shall include (i) representations and warranties by the Qualifying Party that the Tendered Units will be delivered free and clear of all claims, liens and encumbrances, (ii) investment representations and warranties by the Qualifying Party and (iii) representations and warranties regarding the Qualifying Party's accreditation status under state and federal securities laws) in substantially the form attached hereto as Exhibit B (a "Notice of Exchange") delivered to the Partnership and Bay by the Qualifying Party when exercising the Exchange Right (the "Tendering Party"). A Notice of Exchange may be given by a Qualifying Party at any time after ninety (90) days following the date of this Agreement.

         B. Notwithstanding the provisions of Section 8.5.A hereof, upon an election by a Tendering Party of its Exchange Right, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit, acquire the Tendered Units from the Tendering Party in exchange for REIT Shares. In the event Bay elects this option, (i) Bay shall send notice of such election to the Tendering Party at the address listed on the Notice of Exchange not later than ten (10) Business Days following the Specified Exchange Date and
(ii) within fifteen (15) Business Days following the Specified Exchange Date, the General Partner shall deliver such number of REIT Shares as are equal to the REIT Shares Amount (the "Exchange Shares") in exchange for such number of Tendered Units plus any owed but unpaid distributions; provided, however, that in lieu of any fractional REIT Share resulting from such calculation, Bay may contribute to the General Partner and the General Partner may contribute to the Partnership the Cash Amount attributable to such fractional REIT Share. Such exchange shall be treated as a sale of such Limited Partnership Units to the General Partner for federal income tax purposes and such exchange shall be deemed to have the following consequences hereunder: the General Partner's Unrecovered Capital Account as of the date of exchange shall be increased by the Value of the REIT Shares Amount. In the event cash is used in lieu of fractional REIT Shares, the consequences hereunder shall be identical to those under Section 8.5.A. In determining whether to elect to exchange for REIT Shares in addition to the Notice of Exchange, Bay may require, in its sole and absolute discretion, that the Tendering Party submit to Bay (i) such information, certification or affidavit as Bay may reasonably require in connection with the application of the Ownership Limit or as required by the Contribution Agreement or (ii) such other written representations, investment letters, legal opinions or other instruments necessary, in Bay's good faith opinion, to effect compliance with the Securities Act. The Exchange Shares shall be delivered by Bay as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in Bay's charter, the bylaws of Bay, the Securities Act and relevant state securities or "blue sky" laws. REIT Shares issued pursuant to this Section 8.5.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as Bay in good faith determines to be necessary or advisable in order to ensure compliance with such laws. Upon delivery by the General Partner of the REIT Shares to the Tendering Party, such holder of REIT Shares shall automatically be entitled to the rights and be subject to the obligations and conditions under the Registration Rights Agreement attached hereto as Appendix A (the "Registration Rights Agreement").

         C. If a Partner Record Date with respect to any Tendered Unit precedes the date on which a Tendering Party receives cash or REIT Shares (the "Delivery Date") pursuant to this Article 8, such Tendering Party shall be entitled to distributions pursuant to this Agreement with respect to the Limited Partnership Units exchanged or redeemed. If the Delivery Date with respect to any Tendered Unit is on or after the Partner Record Date with respect to any such quarter, and the Tendering Party receives REIT Shares in connection with such exchange, the Tendering Partner shall not be entitled to distributions pursuant to this Agreement with respect to the Limited Partnership Units exchanged but shall be entitled to any dividends payable to any record holders of REIT Shares on or after the Delivery Date.

         D. Notwithstanding anything herein to the contrary, with respect to any exchange or redemption of Tendered Units pursuant to this Article 8 hereof:

                 (1) Subject to the Ownership Limit, no Tendering Party may effect an Exchange for less than One Thousand (1,000) Limited Partnership Units or, if such Tendering Party holds less than One Thousand (1,000) Limited Partnership Units, all of the Limited Partnership Units held by such Tendering Party.

                 (2) The consummation of any exchange or redemption of Tendered Units shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 (3) Except as provided in Section 8.5.B hereof, the Tendering Party shall continue to own (subject, in the case of a Substituted Limited Partner or a Qualified Assignee, to the provisions of Section 11.5 hereof) all Limited Partnership Units subject to any Exchange or Cash Option, and be treated as a Limited Partner or a Qualified Assignee, as applicable, with respect such Limited Partnership Units for all purposes of this Agreement, until such Limited Partnership Units are either exchanged for REIT Shares, pursuant to Section 8.5.B hereof or redeemed for cash pursuant to
         Section 8.5.A hereof. Except as otherwise provided in this Agreement, upon the date of delivery of REIT Shares or the Cash Amount to the Tendering Party (the "Delivery Date"), all rights and obligations of the Tendering Party with respect to the Limited Partnership Units exchanged or redeemed hereunder shall cease and, to the extent such Tendering Party elects to exchange all Limited Partnership Units held by such Tendering Party, the Tendering Party shall no longer be a Limited Partner, Substituted Limited Partner, Qualified Assignee or an Assignee, as the case may be, with respect to this Agreement. Except as provided in Section 8.5.B hereof, until an exchange of the Tendered Units by Bay pursuant to Section 8.5.B hereof and the receipt by a Qualifying Party of REIT Shares, the Tendering Party shall have no rights as a shareholder of Bay with respect to the REIT Shares issuable in connection with such Exchange Right.

         For purposes of determining compliance with the restrictions set forth in this Section 8.5.D, all Limited Partnership Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

         E. In connection with an exercise of an Exchange Right pursuant to this Article 8, each Tendering Party shall represent or covenant the following to Bay, which representations and covenants shall be included within the Notice of Exchange:

                 (1) A written affidavit disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(B) and 856(d)(5), of REIT Shares by (i)
         such Tendering Party and (ii) any Related Party;

                 (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of an Exchange pursuant to
         Section 8.5.A following the Specified Exchange Date; and

                 (3) A covenant, as a condition to the closing of an Exchange, that the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party will remain unchanged from that disclosed above.

         F. Notwithstanding any other provisions of this Agreement, a Qualifying Party (i) shall not be entitled to effect an exchange or redemption, whether in REIT Shares or for cash, to the extent the ownership or right to acquire REIT Shares pursuant to which the exercise of the Exchange Right by such Qualifying Party would cause such Qualifying Party or any other Person to violate the Ownership Limit and (ii) shall have no rights under this Agreement which would otherwise be prohibited under Bay's charter. To the extent any attempted exchange would be in violation of this Section 8.5.F, it shall be null and void ab initio and such Qualifying Party shall not acquire any rights or economics interests in REIT Shares otherwise issuable upon such Exchange.

         G. If the General Partner or the Partnership is unable to consummate an exchange or redemption, whether in REIT Shares or for cash, pursuant to Sections 8.5.A or 8.5.B due to operation of law pursuant to the terms of this Article 8 for any reason, Bay shall either pay or cause to be paid to each Tendering Party the Cash Amount attributable to such Tendered Units in the manner and with the consequences described in Section 8.5.A hereof or, in Bay's sole and absolute discretion, Bay shall cause the Tendered Units to be exchanged for REIT Shares in the manner and with the consequences described in Section 8.5.B hereof. In addition, as long as any Limited Partnership Units are outstanding, Bay agrees to have authorized but unissued that number of REIT Shares equal to the number of Limited Partnership Units outstanding.

         Section 8.6      Bay's Right to Call Limited Partnership Interests

         Notwithstanding any other provision of this Agreement, on and after the earlier of April 1, 2002 or the date on which more than 75% of the Limited Partnership Units have been exchanged, whether in REIT Shares or for cash, pursuant to Section 8.5 hereof, Bay shall have the right, but not the obligation, from time to time and at any time to exchange any and all outstanding Limited Partnership Units by treating any Qualifying Party as a Tendering Party who has delivered a Notice of Exchange pursuant to Section 8.5.A hereof for the amount of Limited Partnership Units to be specified by Bay, in its sole and absolute discretion, by notice to such Qualifying Party that Bay has elected to exercise its rights under this Section 8.6. Such notice given by Bay to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Exchange delivered to Bay by such Limited Partner. For purposes of this Section 8.6, any Limited Partner, any Substituted Limited Partner, any Qualified Assignee or any Assignee (whether or not otherwise a Qualifying Party) shall be treated as a Qualifying Party that is a Tendering Party.

         Section 8.7      Other Exchanges

         Notwithstanding the provisions of Sections 8.5 or 8.6 hereof, nothing in this Agreement shall preclude the exchange, whether in REIT Shares or cash, of Limited Partnership Units by any Qualifying Party upon such terms and conditions as may be negotiated between the Qualifying Party holding such Limited Partnership Units, on the one hand, and Bay, on the other hand, in their sole and absolute discretion. Such an exchange may include the payment of cash by Bay to the Qualifying Party, in a lump sum or in installments, or the distribution in kind of Bay assets to such Qualifying Party (which assets may be encumbered), including assets to be designated by the Qualifying Party and acquired (with or without debt financing) by Bay. In effecting any such exchange by negotiated agreement, neither Bay nor the Qualifying Party, shall incur any liability to any other holder of Limited Partnership Units or have any duty to offer the same or similar terms for exchange of any other Qualifying Party.


                                   ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1      Records and Accounting

         The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

         Section 9.2      Fiscal Year

         The fiscal year of the Partnership shall be the calendar year.

         Section 9.3      Reports

         A. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing unaudited financial statements of the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles.

         B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                   ARTICLE 10
                                  TAX MATTERS

         Section 10.1     Preparation of Tax Returns

         The General Partner shall arrange for the preparation and timely (including valid extensions) filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information required to be furnished to the Limited Partners for federal income tax reporting purposes.

         Section 10.2     Tax Elections

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

         Section 10.3     Tax Matters Partner

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

         B. Except to the extent any action described below conflicts with the General Partner's prohibition on causing a tax termination of the Partnership as described in Section 7.3.B hereof, the tax matters partner is authorized, but not required:

                (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in
                          Section 6223(b)(2) of the Code);

                (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

                (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         Section 10.4     Organizational Expenses

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

         Section 10.5     Withholding

         Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount plus the amount of its attorneys' fees incurred in connection with making and enforcing the terms of such loan, to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                   ARTICLE 11
                           TRANSFERS AND WITHDRAWALS

         Section 11.1     Transfer

         A. The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall mean a transaction in which a Partner assigns all or any part of his, her or its Partnership Interest to another Person and includes any sale, assignment, gift, pledge, mortgage, exchange, hypothetication, encumbrance or other disposition required by law (such as, but not limited to, a statutory merger) or otherwise; provided, however, that the term "transfer" does not include any exchange of Partnership Interests by the Partnership from a Limited Partner.

         B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions of this Agreement. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         Section 11.2     Transfer of the General Partner Interest

         A. The General Partner may not transfer any of its General Partner Interest or withdraw as General Partner except as provided in this
Section 11.2 unless the Limited Partners holding a majority of the Percentage Interests of the Limited Partners Interests consent to such transfer or withdrawal.

         B. Both the General Partner and/or Bay may engage in any merger, consolidation or other combination with or into another Person regardless of whether such other person is a REIT, or sell all or substantially all of their assets, or effect any reclassification or recapitalization or change of outstanding REIT Shares, all without the prior approval of any Limited Partners, (a "Transaction"), provided that following any such Transaction any Qualifying Party continues to be entitled to exchange all or any portion of the Limited Partnership Units held by such Qualifying Parties for REIT Shares, taking into account following such Transaction any adjustments to the Adjustment Factor, and such REIT Shares are publicly traded on a nationally recognized securities exchange.

         C. Notwithstanding any other provision in this Agreement to the contrary, if in connection with any Transaction described in Section 11.2.B (i) a purchase or cash tender offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Limited Partnership Units shall be entitled to elect to receive in connection with (and prior to the Closing of) such Transaction the greatest of an amount of cash or other property (other than securities of the acquiring Person) which such holder would have received had it exercised its Exchange rights and received REIT Shares in exchange for its Limited Partnership Units immediately prior to the expiration of such purchase or tender offer and had thereupon accepted such purchase or tender offer; and (ii) if in such Transaction an exchange offer shall have been made and accepted pursuant to which the holders of more than fifty percent of the outstanding REIT Shares exchange their REIT Shares for equity securities of the acquiring Person, which are publicly traded on a nationally recognized securities exchange, then the Adjustment Factor shall be adjusted to reflect such Transaction and each holder of Limited Partnership Units who is a Qualifying Party shall continue to be entitled to exchange all or any portion of the Limited Partnership Units held by such Qualifying Party for REIT Shares of such acquiring Person.

         Section 11.3     Limited Partners' Rights to Transfer

         No Limited Partner shall have the right to transfer its Partnership interest or any of such Limited Partner's economic rights without the consent of the General Partner which consent may be withheld in its sole and absolute discretion, except that a Limited Partner shall have the right, without the consent of the General Partner, to assign its economic rights (but not the right to substitute such assignee as a Substituted Limited Partner), to his/her Family Members and such Family Member shall be a Qualified Assignee for purposes of this Agreement.

         Notwithstanding any provision of this Agreement to the contrary, a Substituted Limited Partner or Qualifying Party shall have the right, without the consent of the General Partner, to pledge or otherwise encumber all or any portion of its Partnership interest, subject to any applicable securities laws, to any recognized financial institution with assets in excess of $100,000,000. Any such financial institution or its assignee shall upon foreclosure of any such pledged or encumbered interest be recognized as a Qualified Assignee under this Agreement, shall be deemed to be and have all of the rights of a Qualifying Party under this Agreement and shall be deemed to be and have all of the rights of a Holder for all purposes of the Registration Rights Agreement. The General Partner and Bay agree to execute such documents in connection with any such pledges as such financial institution may reasonably require acknowledging the rights of such financial institution hereunder and the obligations of the Partnership and Bay hereunder.

         Section 11.4     Substituted Limited Partners

         A. No Limited Partner shall have the right to substitute a transferee (including a permitted assignee under Section 11.3) as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, provided that such consent by the General Partner shall not be effective until such transferee executes and delivers to the General Partner the following investment documents (collectively, the "Investment Documents"):
(i) a signed copy of this Limited Partnership Agreement (and the Assignee agrees to be bound to all rights and responsibilities of a Limited Partner hereof); (ii) a Prospective Subscriber Questionnaire in the form attached hereto as Exhibit C and (iii) a certificate representing and warranting to Bay and the General Partner the investment representations and warranties as set forth in Section 3.1(m) of the Contribution Agreement with respect to such Assignee. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

         Section 11.5     Assignees

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee, but shall not be entitled to receive distributions from the Partnership, shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, shall not have the right to exchange or redeem its Limited Partnership Units pursuant to Article 8 hereof (except pursuant to Section 8.6 hereof), and shall not be entitled to vote such Partnership Interest in any matter presented to the Limited Partners for a vote (such Partnership Interest being deemed to have been voted on such matter in the same proportion as all other Partnership Interest held by Limited Partners are voted); provided, however, that if an Assignee executes and delivers the Investment Documents and if the General Partner fails to consent to the admission of such Assignee as a Substituted Limited Partner for any reason other than a good faith belief that the Investment Documents have not been duly executed and delivered, such qualified Assignee (the "Qualified Assignee") shall have all rights of an Assignee as stated above, shall be entitled to receive distributions from the Partnership and shall have the right to exchange or redeem pursuant to Article 8 (including the rights and obligations under the Registration Rights Agreement), but such Qualified Assignee shall not be entitled to vote as a Limited Partner under this Agreement or be deemed a holder of Limited Partnership Units for any other purpose under this Agreement. In the event any such transferee desires to make a further assignment of any such Partnership Interest, such transferee shall be subject to all of the provisions of this
Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Interest.



         Section 11.6     Distributions to Limited Partnership Unit Holders.

         With respect to all Persons who are listed on the Limited Partnership Unit Schedule to the Contribution Agreement (each, a "Limited Partnership Unit Holder" and collectively, the

"Limited Partnership Unit Holders"), the General Partner shall, upon notice by Contributor of Berryessa Associates to the Partnership that it has distributed the Limited Partnership Units pursuant to such Limited Partnership Unit Schedule and in accordance with the terms of the Contribution Agreement, withhold all distributions under this Agreement with respect to each Limited Partnership Unit Holder until such time, if any, as such Limited Partnership Unit Holder becomes a Substituted Limited Partner or a Qualified Assignee. At such time as each Limited Partnership Unit Holder becomes a Substituted Limited Partner or a Qualified Assignee, the General Partner shall distribute to such Limited Partnership Unit Holder all accrued distributions withheld pursuant to this Section. A Limited Partnership Unit Holder may become a Qualified Assignee by executing and delivering an Acknowledgment, Consent and Power of Attorney in the form attached hereto as Exhibit D or by following the procedures set forth herein.

         Section 11.7     General Provisions

         A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Interest in accordance with this Article 11.

         B. Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Interest as Substitute Limited Partners.

         C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

         D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or exchanges as it determines are necessary or appropriate. All distributions of Available Cash attributable to such Partnership Interest before the date of such transfer, assignment, or redemption shall be made to the transferor Partner, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Interest shall be made to the transferee Partner.

                                   ARTICLE 12
                             ADMISSION OF PARTNERS

         Section 12.1     Admission of Successor General Partner

         A successor to all of the General Partner Interest pursuant to Section
11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

         Section 12.2 Amendment of Agreement and Certificate of Limited Partnership

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.


                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 13.1     Dissolution

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

         A.      the expiration of its term as provided in Section 2.5 hereof;

         B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the

Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

         C. from and after the date of this Agreement through December 31, 2095 an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding 85% of the Percentage Interests of the Limited Partners;

         D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

         E. the sale of all or substantially all of the assets and properties of the Partnership; or

         F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         Section 13.2     Winding Up

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

                (4) The balance, if any, to the General Partner and Limited Partners in accordance with Section 5.1.B.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

         B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

         Section 13.3     Rights of Limited Partners

         Each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement or an amendment to the Agreement pursuant to Sections 4.2 and 14.1.B(3) hereof, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

         Section 13.4     Notice of Dissolution

         In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners. Notwithstanding any provision herein to the contrary, each Limited Partnership Unit Holder who has not become a Qualified Assignee or a Substituted Limited Partner pursuant to the terms of this Agreement shall have the right to redeem any Limited Partnership Units assigned to such Limited Partnership Unit Holder for the Cash Amount pursuant to and under the conditions set forth in Section 8.5.A hereof for a period of thirty (30) days prior to any dissolution of the Partnership.

         Section 13.5 Termination of Partnership and Cancellation of Certificate of Limited Partnership

         Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 13.6     Reasonable Time for Winding-Up

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         Section 13.7     Waiver of Partition

         Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         Section 14.1     Amendments

         A. Amendments to this Agreement may be solely proposed by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 7.3.A, 7.3.B, 13.1.C or 14.1.B, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, provided, however, no amendment shall be adopted if it would (i) convert a Limited Partner Interest into a General Partner Interest, (ii) increase the liability of a Limited Partner under this Agreement, (iii) except as otherwise permitted in this Agreement, alter any of the Partners' rights to distributions set forth in Article 5, or the allocations set forth in Article 6, (iv) alter or modify any aspect of the Limited Partners' Exchange Rights as set forth in Article 8 hereof, (v) cause the early termination of this Limited Partnership (other than pursuant to the terms hereof) or (vi) amend this
Section 14.A.1, in each case without the consent of each Limited Partner adversely affected thereby.

         B. Notwithstanding the foregoing, amendments may be made to this Agreement by the General Partner, without the consent of any Limited Partner, to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement; or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner shall reasonably promptly notify the Limited Partners whenever it exercises its authority pursuant to this Section 14.1.B.

         C. Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

         Section 14.2     Meetings of the Partners

         A.      Meetings of Partners may be called by the General Partner.
The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or consent of Limited Partners is permitted or required hereunder, such vote or consent shall be requested by the General Partner and may be given by the Limited Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 14.1.A.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action to be taken is signed by the Partners owning the percentage interests required to vote in favor of such action, which consent may be evidenced in one or more instruments. Consents need not be solicited from any other Partner if the written consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

         C. Each Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner or his attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner granting such proxy.

                                   ARTICLE 15
                               GENERAL PROVISIONS

         Section 15.1     Addresses and Notice

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

         Section 15.2     Titles and Captions

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 15.3     Pronouns and Plurals

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 15.4     Further Action

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 15.5     Acknowledgment of Bay's Consideration.

         Bay and the Partners hereby acknowledge and agree that Bay is a party to this Agreement solely for purposes of Articles 8 and 11 and this Section
16.5 and that Bay derives substantial benefit in exchange for Bay's obligations under Articles 8, 11 and 15 and this Section 16.5 from (i) the execution of the Contribution Agreement by the Initial Limited Partner and (ii) as a result of Bay's one hundred percent (100%) ownership of the capital stock of the General Partner.

         Section 15.6     Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 15.7     Creditors

         Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 15.8     Waiver

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 15.9     Counterparts

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 15.10    Applicable Law

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         Section 15.11    Invalidity of Provisions

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 15.12    Entire Agreement

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

                                       GENERAL PARTNER:


                                       BAY GP, INC., a Maryland corporation


                                       By:
                                           ----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                                     [CORPORATE SEAL]

                                       BAY APARTMENT COMMUNITIES, INC.,
                                       a Maryland corporation

                                       (for purposes of Articles 8 and 11
                                       and Section 16.5 only)


                                       By:
                                           ----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------


                                       INITIAL LIMITED PARTNERS:


                                       COUNTRYBROOK OF BERRYESSA
                                       ASSOCIATES, a California limited
                                       partnership


                                       By:
                                          ----------------------------------
                                       Name: Donald H. Tishman
                                       Title:  General Partner


                                       By: HOUSING ASSOCIATES OF SAN JOSE,
                                           INC., a California corporation


                                           By:
                                              ------------------------------
                                              Name: Donald H. Tishman
                                              Title:   President

                                       HOUSING ASSOCIATES OF SAN JOSE, INC.


                                       By:
                                          ---------------------------------
                                          Name: Donald H. Tishman
                                          Title:   President


                                       ____________________________________
                                       Donald H. Tishman, an individual






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